UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond Ave, Suite 1910 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 260-9900

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported in two Current Reports on Form 8-K, each filed on June 7, 2012 (the “Original Filings”), effective as of June 7, 2012, C&J Spec-Rent Services, Inc. (“Buyer”), a wholly owned subsidiary of C&J Energy Services, Inc. (the “Company”), completed the previously announced acquisition (the “Casedhole Acquisition”) of all of the outstanding equity interests of Casedhole Holdings, Inc. and its operating subsidiary, Casedhole Solutions, Inc. (collectively, “Casedhole”), pursuant to the terms and conditions of that certain definitive purchase agreement, dated as of June 5, 2012, by and among Buyer, Casedhole Holdings, Inc. and its shareholders and option holders. The total consideration paid by the Company consisted of approximately $271.9 million in cash, net of cash acquired of approximately $7.3 million. The Company funded the Casedhole Acquisition through $220.0 million drawn from its $400.0 million senior secured revolving credit facility, with the remainder paid from cash on hand. The foregoing description of the Casedhole Acquisition does not purport to be complete and is qualified in its entirety by reference to the Original Filings.

The Company is filing this Report to provide certain financial information with respect to Casedhole, as well as the Company giving effect to the Casedhole Acquisition as if the transaction had occurred at an earlier date; such information was not included in the Original Filings. Please see Item 9.01 – Financial Statements and Exhibits herein for a description of the financial statements and pro forma financial information filed as exhibits to this Report.

Item 9.01 Financial Statements and Exhibits

The following financial statements and pro forma financial information are filed as exhibits to this Report:

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Casedhole Holdings, Inc. as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009, and the notes thereto are filed as Exhibit 99.1.

The unaudited consolidated financial statements of Casedhole Holdings, Inc. as of March 31, 2012 and December 31, 2011, and for the three months ended March 31, 2012 and 2011, and the notes thereto are filed as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2012 and the year ended December 31, 2011 and the notes thereto showing the pro forma effects of the Casedhole Acquisition are filed as Exhibit 99.3.

(d) Exhibits

Exhibit No.	Description of Exhibit

23.1	Consent of Hein & Associates LLP, independent public accounting firm for Casedhole Holdings, Inc.

99.1	Audited consolidated financial statements of Casedhole Holdings, Inc. as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009 and the notes thereto.

99.2	Unaudited consolidated financial statements of Casedhole Holdings, Inc. as of March 31, 2012 and December 31, 2011, and for the three months ended March 31, 2012 and 2011, and the notes thereto.

99.3	Unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2012 and the year ended December 31, 2011 and the notes thereto showing the pro forma effects of the Casedhole Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC. (Registrant)

Date: August 8, 2012	By:	/s/ Theodore R. Moore
Theodore R. Moore
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

23.1	Consent of Hein & Associates LLP, independent public accounting firm for Casedhole Holdings, Inc.

99.1	Audited consolidated financial statements of Casedhole Holdings, Inc. as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009 and the notes thereto.

99.2	Unaudited consolidated financial statements of Casedhole Holdings, Inc. as of March 31, 2012 and December 31, 2011, and for the three months ended March 31, 2012 and 2011, and the notes thereto.

99.3	Unaudited pro forma condensed combined statements of operations of the Company for the three months ended March 31, 2012 and the year ended December 31, 2011 and the notes thereto showing the pro forma effects of the Casedhole Acquisition.